Exhibit 10.2

GLOBAL PARTNERS LP
OMNIBUS AGREEMENT

OMNIBUS AGREEMENT

        This Omnibus Agreement (this "Agreement") is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among the parties listed on the signature pages hereof (each a "Party" and collectively the "Parties").

RECITALS:

        1.     The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to those business opportunities in which the Slifka Persons (as defined herein) will not engage unless the Partnership has declined to engage in any such business opportunity for its own account.

        2.     The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article III, with respect to certain indemnification obligations of the Parties to each other.

        In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Affiliate" is defined in the Partnership Agreement.

        "Agreement" is defined in the introduction.

        "Alliance" means Alliance Energy Corp., a Massachusetts corporation.

        "Annual Deductible" is defined in Section 3.2.

        "Assets" means all assets conveyed, contributed or otherwise Transferred by the Slifkas and Affiliates thereof to the Partnership Group prior to or on the Closing Date, including any such assets held by a Person whose ownership interests are Transferred by the Slifkas and Affiliates thereof to the Partnership Group prior to or on the Closing Date by means of operation of law or otherwise.

        "Chelsea" means Chelsea Terminal Limited Partnership, a Massachusetts limited partnership.

        "Closing Date" means the date of the closing of the Partnership's initial public offering of Common Units.

        "Code" means Internal Revenue Code of 1986, as amended.

        "Common Units" is defined in the Partnership Agreement.

        "Conflicts Committee" is defined in the Partnership Agreement.

        "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among [GPC, Montello, the General Partner, the Partnership and the OLLC] and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

        "Covered Environmental Losses" is defined in Section 3.1.

        "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders and ordinances, legally enforceable requirements and rules of common law, now or hereafter in effect, relating to protection of the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and other environmental conservation and protection laws, each as amended from time to time.

        "General Partner" means Global GP LLC, a Delaware limited liability company.

        "GPC" means Global Petroleum Corp., a Massachusetts corporation.

        "GPC Entities" means GPC, Montello, Revco Dock, Revco Terminal, South Terminal, Chelsea and Sandwich.

        "Hazardous Substance" means (a) any substance that is designated, defined or classified as a hazardous waste, material, pollutant, contaminant or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as such term is defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and (b) petroleum, petroleum products, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons whether refined or unrefined.

        "Indemnified Party" means either the Partnership Group or GPC Entities and the General Partner, as the case may be, each in its capacity as a party entitled to indemnification in accordance with Article III.

        "Indemnifying Party" means either the Partnership Group or GPC Entities and the General Partner, as the case may be, each in its capacity as a party from whom indemnification may be required in accordance with Article III.

        "Limited Partner" is defined in the Partnership Agreement.

        "Montello" means Montello Oil Corporation, a New Jersey corporation.

        "MTBE Litigation" means Town of Duxbury, et al v. Amerada Hess Corp., et al., filed on September 30, 2003 and City of Lowell v. Amerada Hess Corp., et al., filed on December 30, 2004.

        "OLLC" means Global Operating LLC, a Delaware limited liability company.

        "Partnership" means Global Partners LP, a Delaware limited partnership.

        "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

        "Partnership Entities" means the General Partner and each member of the Partnership Group.

        "Partnership Entity" means any of the Partnership Entities.

        "Partnership Group" means the Partnership, the OLLC and any Subsidiary of any such Person, treated as a single consolidated entity.

        "Partnership Group Member" means any member of the Partnership Group.

        "Party" and "Parties" are defined in the introduction to this Agreement.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Retained Assets" means the assets and investments owned by the Slifkas and any of their Affiliates that were not conveyed, contributed or otherwise Transferred to the Partnership Group pursuant to the Contribution Agreement and other documents relating to the transactions referred to in the Contribution Agreement, including, without limitation, the replacements and natural extensions thereof.

        "Revco Dock" means Global Revco Dock, L.L.C., a Massachusetts limited liability company.

        "Revco Terminal" means Global Revco Terminal, L.L.C., a Massachusetts limited liability company.

        "Sandwich" is defined in the introduction to this Agreement.

        "Slifka Persons" means the Slifkas and any Person controlled thereby individually or in the aggregate, directly or indirectly, other than the Partnership Entities.

        "Slifka Person" means any of the Slifka Persons.

        "Slifka Restricted Businesses" is defined in Section 2.1.

        "Slifka Subject Assets" is defined in Section 2.2(c).

        "Slifka" means any of the Slifkas.

        "Slifkas" means Alfred A. Slika, Richard Slifka and Eric Slifka.

        "South Terminal" means Global South Terminal, L.L.C., a Massachusetts limited liability company.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Toxic Tort" means a claim or cause of action arising from personal injury or property damage incurred by the plaintiff that is alleged to have been caused by exposure to, or contamination by, Hazardous Substances that have been released into the environment by or as a result of the actions or omissions of the defendant.

        "Transfer" including the correlative terms "Transferring" or "Transferred" means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of the Assets, any assets, property or rights.

        "Voluntary Cleanup Program" means a program of the United States or a state of the United States enacted pursuant to Environmental Laws which provides for a mechanism for the written approval of, or authorization to conduct, voluntary remedial action for the clean-up, removal or remediation of contamination that exceeds actionable levels established pursuant to Environmental Laws.

        "Voting Securities" means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

ARTICLE II
SLIFKA BUSINESS OPPORTUNITIES

        Section 2.1 Slifka Restricted Businesses. For so long as Slifka Persons, individually or in the aggregate, control the Partnership Group, and except as permitted by Section 2.2, such Slifka Persons shall be prohibited from engaging in or acquiring or investing in any business having assets engaged in the following businesses (the "Slifka Restricted Businesses"): (a) wholesale marketing, sale and distribution of refined petroleum products in the United States, provided such activity generates "qualifying income" as defined in Section 7704 of the Code; (b) the storage of refined petroleum products in connection with any of the activities described in (a); and (c) bunkering.

        Section 2.2 Slifka Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the Slifka Persons may engage in the following activities under the following circumstances:

          (a)   the ownership and/or operation of any of the Retained Assets (including replacements and natural extensions thereof);

          (b)   the ownership, individually or collectively, of up to 9.9% of a publicly traded entity that competes with the Partnership Group so long as none of the Slifkas serves on the board of directors of such entity;

          (c)   the acquisition of or the investment in any Slifka Restricted Business after the date of this Agreement (the "Slifka Subject Assets") for up to $5 million in the aggregate in any 12-month period beginning on the Closing Date; and

          (d)   the acquisition of or the investment in any Slifka Subject Assets in an amount greater than that permitted by Section 2.2(c); provided the Partnership has been offered the opportunity to acquire the Slifka Subject Assets in accordance with Section 2.3 and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Slifka Subject Assets.

        Section 2.3 Procedures. In the event that any Slifka Person becomes aware of an opportunity to acquire or invest in Slifka Subject Assets as described in Section 2.2(d), then as soon as practicable, such Slifka Person shall notify the General Partner of such opportunity and deliver to the General Partner all information prepared by or on behalf of such Slifka Person relating to such potential transaction. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the Partnership, shall notify such Slifka Person that either (a) the General Partner, on behalf of the Partnership, has elected, with the concurrence of the Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to acquire or invest in the Slifka Subject Assets, or (b) the General Partner, on behalf of the Partnership, has elected (with the concurrence of the Conflicts Committee) to cause a member of the Partnership Group to pursue the opportunity to acquire or invest in the Slifka Subject Assets. If, at any time, the General Partner abandons such opportunity with the approval of the Conflicts Committee (as evidenced in writing by the General Partner following the request of such Slifka Person), such Slifka Person may pursue such opportunity. Any Slifka Subject Assets that are permitted to be acquired or invested in by a Slifka Person must be so acquired or invested in (a) within 12 months of the later to occur of (i) the date that such Slifka Person becomes able to pursue such opportunity in accordance with the provisions of this Section 2.3, and (ii) the date upon which all required governmental approvals to consummate such acquisition or investment have been obtained, and (b) on terms not materially more favorable to such Slifka Person than were offered to the Partnership. If either of these conditions is not satisfied, the opportunity must be reoffered to the Partnership in accordance with this Section 2.3.

        Section 2.4 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each Slifka Person shall be free to engage in any business activity, including those that may be in direct competition with any Partnership Group Member.

        Section 2.5 Enforcement. The Slifka Persons agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the Slifka Persons of the covenants and agreements set forth in this Article II, and that any breach by the Slifka Persons of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group. The Slifka Persons further agree and acknowledge that any Partnership Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the Slifka Persons from such breach, and consent to the issuance of injunctive relief under this Agreement. No Slifka or any Person, directly or indirectly, controlled thereby shall be liable for the failure of any other Slifka or any Person, directly or indirectly, controlled thereby to comply with this Article II.

ARTICLE III
INDEMNIFICATION

        Section 3.1 Environmental Indemnification.

          (a)   Subject to Section 3.2, the GPC Entities and the General Partner shall indemnify, defend and hold harmless the Partnership Group from and against environmental and Toxic Tort losses, damages (including, without limitation, real property damages and natural resource damages), injuries (including, without limitation, personal injury and death), liabilities, claims, demands, breaches of contracts, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of:

    (i)
    any violation or correction of any violation of Environmental Laws associated with the ownership or operation of the Assets;

    (ii)
    any event or condition associated with ownership or operation of the Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program and (C) the cost and expense for any environmental or Toxic Tort pre-trial, trial, or appellate legal or litigation support work; or

    (iii)
    the MTBE Litigation.

but only to the extent that such violation complained of under Section 3.1(a)(i) or such events or conditions included under Section 3.1(a)(ii) occurred before the Closing Date (collectively, "Covered Environmental Losses").

          (b)   Except for the environmental indemnification obligation for the MTBE Litigation, all other environmental indemnification obligations in this Section 3.1 shall terminate on the fifth anniversary of the Closing Date.

        Section 3.2 Limitations Regarding Environmental Indemnification. The aggregate liability of the GPC Entities and the General Partner in respect of all Covered Environmental Losses under Section 3.1 shall not exceed $7.5 million and the GPC Entities and the General Partner shall not have any obligation under Section 3.1 until such Covered Environmental Losses for any 12-month period, beginning on the Closing Date, exceed $400,000 (the "Annual Deductible") and then only to the extent such aggregate Covered Environmental Losses exceed $400,000. Any unused portion of the Annual Deductible in a 12-month period, including unused portions carried over from prior periods, shall be carried over to the next 12-month period. After the fifth anniversary of the Closing Date, the Annual Deductible shall be reduced to $150,000, but in all events, any unused portions carried over from prior periods shall thereafter be made available to the GPC Entities and the General Partner. Notwithstanding anything herein to the contrary, in no event shall the GPC Entities and the General Partner have any indemnification obligations under Section 3.1 for claims made as a result of additions to or modifications of Environmental Laws promulgated after the Closing Date.

        Section 3.3 Additional Indemnification.

          (a)   In addition to and not in limitation of the indemnification provided under Section 3.1, the GPC Entities and the General Partner shall indemnify, defend and hold harmless the Partnership Group from and against any losses, damages (including, without limitation, real property damages and natural resource damages), injuries (including, without limitation, personal injury and death), liabilities, claims, demands, breaches of contracts, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of (i) material title defects with respect to the Assets, (ii) events and conditions associated with the Retained Assets whether occurring before or after the Closing Date and (iii) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of the Slifka Persons that may result from the consummation of the formation transactions for the Partnership Entities; provided that the Partnership Group shall not be entitled to the indemnity in Section 3.3(a)(ii) with respect to such events and conditions where any member of the Partnership Group was negligent, acted in bad faith or engaged in fraud or willful misconduct.

          (b)   In addition to and not in limitation of the indemnification provided under the Partnership Agreement, the Partnership Group shall indemnify, defend and hold harmless the GPC Entities and the General Partner from and against any losses, damages (including, without limitation, real property damages and natural resource damages), injuries (including, without limitation, personal injury and death), liabilities, claims, demands, breaches of contracts, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the GPC Entities and the General Partner by reason of or arising out of events and conditions associated with the operation of the Assets and occurring on or after the Closing Date unless such indemnification would not be permitted under the Partnership Agreement by reason of one of the provisos contained in Section 7.7(a) of the Partnership Agreement

        Section 3.4 Indemnification Procedures.

          (a)   The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

          (b)   The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (with the concurrence of the Conflicts Committee in the case of the Partnership Group) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include the admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

          (c)   The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to endeavor to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 3.4. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

          (d)   In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

          (e)   The date on which the Indemnifying Party receives notification of a claim for indemnification shall determine whether such claim is timely made.

ARTICLE IV
MISCELLANEOUS

        Section 4.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the Commonwealth of Massachusetts and to venue in Boston, Massachusetts.

        Section 4.2 Notice. All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the U.S. mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not transmitted during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

        if to the Slifka Persons:

                 [                        ]

                 [                        ]

                 [                        ]

                 [                        ]

                Fax: [                        ]

        with a copy to:

                 [                        ]

                 [                        ]

                 [                        ]

                 [                        ]

                Fax: [                        ]

        if to the Partnership Entities:

  Global Partners LP
  P.O. Box 9161
  800 South Street
  Suite 200
  Waltham, Massachusetts 02454
  Attention: Edward J. Faneuil
  Fax: [                        ]

        Section 4.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

        Section 4.4 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

        Section 4.5 Assignment. No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

        Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

        Section 4.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

        Section 4.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

        Section 4.9 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties, other than the Slifkas, have executed this Agreement on, and effective as of, the Closing Date.

GLOBAL PETROLEUM CORP.
By:

Name
Title
MONTELLO OIL CORPORATION
By:

Name
Title
GLOBAL REVCO DOCK, L.L.C.
By:

Name
Title
GLOBAL REVCO TERMINAL, L.L.C.
By:

Name
Title
GLOBAL SOUTH TERMINAL, L.L.C.
By:

Name
Title

SANDWICH TERMINAL, L.L.C.
By:

Name
Title
CHELSEA TERMINAL LIMITED PARTNERSHIP
By:	Chelsea Terminal Corp. its General Partner
By:

Name
Title
GLOBAL GP LLC
By:

Name
Title
GLOBAL PARTNERS LP
By:	GLOBAL GP LLC, its General Partner
By:

Name
Title

GLOBAL OPERATING LLC
By:

Name
Title

        IN WITNESS WHEREOF, the Slifkas have executed this Agreement, with respect to the matters herein excepting Article III, on, and effective as of, the Closing Date.

ALFRED A. SLIFKA
By:

RICHARD SLIFKA
By:

ERIC SLIFKA
By: